CURO Completes Acquisition of Flexiti
March 10, 2021

Wichita, Kansas--(Business Wire) -- CURO Group Holdings Corp. (NYSE: CURO) (“CURO”), a market leader in providing credit to non-prime consumers, today announced that it has completed the previously announced acquisition of Flexiti Financial. Inc. (“Flexiti”), an emerging growth Canadian point-of-sale (“POS”) / buy-now-pay-later (“BNPL”) provider. The transaction included cash at closing of $86 million and contingent consideration of up to $36 million based on the achievement of risk-adjusted revenue and origination targets over the next two years based upon exchange rates at the time of closing. The acquisition of Flexiti provides CURO instant capability and scale opportunity in Canada’s credit card and POS financing markets.
“We are excited to announce the completion of the acquisition of Flexiti, one of Canada’s fastest-growing BNPL providers with a market-leading omni-channel FinTech platform," said Don Gayhardt, CEO of CURO. "The acquisition of Flexiti enhances CURO’s long-term growth and financial and risk profiles and allows us to access the full spectrum of Canadian consumers by adding an established private label credit card platform and POS financing capabilities. We now reach consumers in Canada through all the ways they access credit, directly both in-store and online, via credit cards or at the point of sale. We welcome Flexiti's more than 2,000 merchant partners and look forward to continuing to provide them with industry-leading service and solutions to improve sales and customer satisfaction.”
Flexiti offers customers flexible payment plans at retailers that sell goods such as furniture, appliances, jewelry and electronics. Through Flexiti’s award-winning BNPL platform and proprietary technology, customers can be approved instantly to shop with their FlexitiCard, which they can use online or in-store to make multiple purchases, within their credit limit, without needing to reapply. In 2020, Flexiti was recognized by The Globe and Mail (Canada’s Fastest Growing Companies– ranked 6th), Canadian Business (Growth List – ranked 3rd), Deloitte (Technology Fast 50 TM – ranked 6th) and The Financial Times (The Americas’ Fastest Growing Companies – ranked 29th, 2nd in Canada).
In connection with the transaction, Flexiti and a related entity refinanced and expanded its nonrecourse asset-backed warehouse financing facility from $300 million to $395 million funded by Credit Suisse AG and SPF Securitized Products Master Fund Ltd.
Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements include statements regarding assumptions about the impact of the acquisition on us, including our belief that the acquisition enhances long-term growth and financial and risk profiles and allows us to access the full spectrum of Canadian consumers. In addition, words such as “guidance,” “estimate,” “anticipate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “expect,” “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. The ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of our control, that could cause actual results to differ materially from those in the forward-looking statements, including: failure to realize the anticipated benefits of the acquisition; risks relating to the uncertainty of projected financial information; the effects of competition on the combined company’s future business; our ability to attract and retain customers; market, financial, political and legal conditions; the impact of COVID-19 pandemic on the combined company’s business and the global economy; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; errors in our internal forecasts; our level of indebtedness; our ability to integrate acquired businesses; actions of regulators and the negative impact of those actions on our business; our ability to protect our proprietary technology and analytics and keep up with that of our competitors; disruption of our information technology systems that adversely affect our business operations; ineffective pricing of the credit risk of our prospective or existing customers; inaccurate information supplied by customers or third parties that could lead to errors in judging customers’ qualifications to receive loans; improper disclosure of customer personal data; failure of third parties who provide products, services or support to us; any failure of third-party lenders upon whom we rely to conduct business in certain states; disruption to our relationships with banks and other third-party electronic payment solutions providers as well as other factors discussed in our filings with the Securities and Exchange Commission. These projections, estimates and assumptions may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-

looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

About CURO
CURO Group Holdings Corp. (NYSE: CURO) serves the evolving needs of the financial consumer. In 1997, the Company was founded in Riverside, California by three Wichita, Kansas childhood friends to meet the growing consumer need for short-term loans. Their success led to opening stores across the United States, later expanding to offer online loans and financial services in the United States and Canada and now broadening into a full-spectrum consumer lender through the point-of-sale / buy-now-pay-later channel. CURO combines its market expertise with a fully integrated technology platforms, an omni-channel approach and advanced credit decisioning to provide an array of credit products across all mediums. CURO operates under a number of brands including Speedy Cash®, Rapid Cash®, Cash Money®, LendDirect®, Flexiti®, Avío Credit®, Opt+® and Revolve Finance®.

About Flexiti
Flexiti is one of Canada's fastest-growing point-of-sale lenders, offering customers 0% interest financing at retailers that sell big-ticket goods like furniture, appliances, jewellery and electronics. Through its award-winning buy-now-pay-later platform, customers can be approved instantly to shop with their FlexitiCard®, which they can use online or in-store to make multiple purchases, within their credit limit, without needing to reapply. Accepted at nearly 6,000 locations and ecommerce sites across Canada including The Brick, Leon's, Staples, Sleep Country, Wayfair, Birks and Peoples Jewellers, Flexiti aims to make our customers' lives more affordable and help our retail partners grow their sales by offering flexible financing options.
Flexiti's growth, driven by its technology platform, is recognized as market leading. In 2020, Flexiti was named Canada's 6th fastest growing company by the Globe and Mail and ranked 6th in the Deloitte Technology Fast 50TM program. Flexiti also was ranked 29th by the Financial Times as one of the fastest growing technology companies in the Americas in 2020. Flexiti is now a wholly owned subsidiary of CURO.
For more information, visit www.flexiti.com.

Investor Relations:
Roger Dean
Executive Vice President and Chief Financial Officer
Phone: 844-200-0342
Email: IR@curo.com
Or
Financial Profiles, Inc.
Curo@finprofiles.com

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